UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 24, 2024
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2023, H3C Holdings Limited (“H3C Holdings”) and Izar Holding Co. (“Izar”, and together with H3C Holdings, the “HPE Parties”), each a wholly-owned subsidiary of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”, “HPE”, or the “Company”), entered into a Put Share Purchase Agreement (the “Original Share Purchase Agreement”) with Unisplendour International Technology Limited (“UNIS”), a Hong Kong incorporated company and subsidiary of Unisplendour Corporation, an information technology services company, governing the sale of all of the shares of H3C Technologies Co., Limited (“H3C”) held by the HPE Parties (the “Shares”), which represent 49% of the total issued share capital of H3C.

On May 24, 2024, (i) the HPE Parties and UNIS entered into an Amended and Restated Put Share Purchase Agreement (the “A&R SPA”) and (ii) H3C Holdings and UNIS entered into an Agreement on Subsequent Arrangements (“Subsequent Arrangements Agreement”), which taken together revise the arrangements governing the aforementioned sale as previously set forth in the Original Share Purchase Agreement. The HPE Parties and UNIS have entered into the revised arrangements to restructure the Shares sale process in a manner that is expected to facilitate the sale by the HPE Parties of 30% of the total issued share capital of H3C to UNIS for approximately $2.1 billion by or before August 31, 2024 (subject to a grace period as described below), while preserving an option to sell the remaining 19% of the total issued share capital of H3C for approximately $1.4 billion to UNIS at a later date.

The A&R SPA and the Subsequent Arrangements Agreement were entered into pursuant to the terms of the Shareholders' Agreement previously entered into between the parties as of May 1, 2016, as amended from time to time including, most recently on October 28, 2022 (the “Shareholders' Agreement”), and the notice that the HPE Parties delivered to UNIS on December 30, 2022, exercising their right to put to UNIS, for cash consideration, all of the Shares.

Summary of the A&R SPA and the Subsequent Arrangements Agreement

Pursuant to and subject to the terms and conditions of (i) the A&R SPA, the HPE Parties shall sell to UNIS 30% of the total issued share capital of H3C (the “Sale Transaction”) for cash consideration of approximately USD $2.1 billion (the “Sale Transaction Consideration”) and (ii) the Subsequent Arrangements Agreement, upon close of the Sale Transaction, H3C Holdings shall have a put option to sell to UNIS and UNIS shall have a call option to purchase from H3C Holdings all of the remaining Shares (which shall be 19% of the total issued share capital of H3C) between the 16th month and until the 36th month after the Sale Transaction closes (the “Option Transaction”) for cash consideration of approximately USD $1.4 billion (the “Option Transaction Consideration”).

The obligations of the HPE Parties, on the one hand, and UNIS, on the other hand, to effect the Sale Transaction and the Option Transaction are subject to the satisfaction or waiver of certain conditions, including but not limited to: (i) Unisplendour Corporation having obtained all necessary approvals from the applicable governmental authorities in the People's Republic of China in connection with the Sale Transaction and the Option Transaction, as applicable, (ii) the absence of any law or order that would prevent the Sale Transaction or the Option Transaction contemplated by the A&R SPA and the Subsequent Arrangements Agreement, respectively, (iii) the approval of the Sale Transaction and the Option Transaction by Unisplendour Corporation’s stockholders; (iv) the accuracy of all parties’ representations and warranties; and (v) compliance by all parties with their respective covenants in the A&R SPA and the Subsequent Arrangements Agreement, as applicable, in all material respects.

Pursuant to and subject to the terms and conditions of the A&R SPA and the Subsequent Arrangements Agreement, the HPE Parties and UNIS have agreed to various covenants and agreements for the Sale Transaction and the Option Transaction, including, among other things, (i) for UNIS to use its best endeavors to obtain all internal and external approvals, consents, and/or filings, (ii) for UNIS to keep the HPE Parties reasonably and timely informed of the status of such approvals, consents, and/or filings, (iii) for the HPE Parties to not unreasonably withhold or delay their approval or consent for any action taken by UNIS in connection with the Sale Transaction and the Option Transaction (including the financing of the Sale Transaction and the Option Transaction by UNIS), to the extent such approval or consent is required, (iv) for the HPE Parties to use their best efforts to provide all information and documentation reasonably requested by UNIS in connection with UNIS’ obtaining any consents, waivers, or approvals of any relevant governmental authority necessary to consummate the Sale Transaction and the Option Transaction, (v) to cooperate in the event of a material adverse effect affecting H3C, (vi) to provide reasonable assistance to each other for a period of three years after the consummation of the Sale Transaction with respect to regulatory inquiries (applicable to the A&R SPA only), (vii) to arrange for the payment and disposition of the applicable pro rata dividends by H3C prior to the anticipated closing date of the Sale Transaction and the Option Transaction, as applicable, and (viii) to continue performing the obligations, covenants, and undertakings under the Shareholders' Agreement.

The A&R SPA and the Subsequent Arrangements Agreement also contain customary representations and warranties of each of UNIS and the HPE Parties.

Pursuant to the terms of the A&R SPA, each party has agreed to use its respective best endeavors to take all actions to ensure the aforementioned conditions are satisfied and that the consummation of the Sale Transaction takes place by or before August 31, 2024, provided that if the Sale Transaction does not take place by or before October 21, 2024, (i) UNIS agrees to waive its right of first offer with respect to the Shares (from the Shareholders' Agreement), (ii) the HPE Parties shall be entitled to sell all Shares in a single transaction to a third party, subject to certain restrictions on transferees and transferred governance rights, (iii) the HPE Parties shall be entitled to terminate the A&R SPA, and (iv) the Subsequent Arrangements Agreement shall automatically terminate upon termination of the A&R SPA. If the Sale Transaction does take place by or before October 21, 2024, (i) UNIS agrees to waive its right of first offer with respect to the remaining Shares (which shall be 19% of the total issued share capital of H3C) and (ii) H3C Holdings shall also be entitled to sell its remaining Shares in a single transaction to a third party, subject to certain restrictions on transferees and transferred governance rights.

Pursuant to the terms of the Subsequent Arrangements Agreement, H3C Holdings shall have a put option to sell to UNIS and UNIS shall have a call option to purchase from H3C Holdings all of the remaining Shares between the 16th month and until the 36th month after the Sale Transaction closes. Once either party delivers to the other party its notice to exercise its respective option, the Option Transaction is anticipated to close within or by 3 months of such exercise notice date, subject to a grace period of 35 business days. Each party has agreed to use its respective best endeavors to take all actions to ensure the aforementioned conditions are satisfied and that the consummation of the Option Transaction takes place at or by such time.

If the Sale Transaction or the Option Transaction does not close by the end of their respective grace periods and the A&R SPA or the Subsequent Arrangements Agreement, as applicable, is terminated, UNIS shall pay to the HPE Parties termination fees of 5% of the Sale Transaction Consideration and the Option Transaction Consideration, as applicable, and/or interest on such consideration.

With respect to the Sale Transaction and the Option Transaction, the HPE Parties must undertake all tax reporting obligations with the applicable tax authority in the People's Republic of China.

The foregoing description of the A&R SPA and the Subsequent Arrangements Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the A&R SPA and the Subsequent Arrangements Agreement, as applicable, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2024. The A&R SPA and the Subsequent Arrangements Agreement will be filed as exhibits to provide investors with information regarding their terms and are not intended to provide any financial or other factual information about HPE or UNIS. In particular, the representations, warranties, and covenants contained in the A&R SPA and the Subsequent Arrangements Agreement (i) were made only for purposes of such agreements and as of specific dates; (ii) were made solely for the benefit of the parties to the A&R SPA and the Subsequent Arrangements Agreement, as applicable; (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the A&R SPA and the Subsequent Arrangements Agreement, as applicable, rather than establishing those matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the A&R SPA or the Subsequent Arrangements Agreement. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the A&R SPA and the Subsequent Arrangements Agreement, which subsequent information may or may not be fully reflected in public disclosures by

HPE. Accordingly, investors should not rely on the representations, warranties, and covenants contained in the A&R SPA or the Subsequent Arrangements Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or any of their respective affiliates.

HPE and its affiliates have engaged in, and are expected to continue to engage in, other commercial dealings in the ordinary course of business with H3C, UNIS, and Unisplendour Corporation.

Forward-looking statements.
This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, plans, strategies and objectives of management for future operations or performance. The words “believe,” “expect,” “anticipate,” “intend,” “will,” “may,” and similar expressions are intended to identify such forward-looking statements. Such statements involve risks, uncertainties, and assumptions relating, but not limited, to obtaining all necessary external approvals and consents and/or making all necessary filings, and the timing thereof; obtaining approval of the Sale Transaction and the Option Transaction from UNIS’ stockholders; the timing and completion of all other agreements and obligations included in the A&R SPA and the Subsequent Arrangements Agreement; the timing of the consummation of the Sale Transaction and the Option Transaction, including receipt by HPE of the Sale Transaction Consideration and the Option Transaction Consideration; and the anticipated use of the proceeds therefrom. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. Factors leading to such material differences may include, without limitation, the risk that the consummation of the Sale Transaction and the Option Transaction may be delayed; the risk of any unexpected costs or expenses resulting from the parties' carrying out the A&R SPA, the Subsequent Arrangements Agreement, and the transactions contemplated thereby; the risk of any litigation relating to the A&R SPA, the Subsequent Arrangements Agreement, and the transactions contemplated thereby; and the risk of any delays in obtaining any required governmental and regulatory approvals, as well as any terms and conditions of such approvals that could reduce anticipated benefits or cause the parties to abandon the Sale Transaction or the Option Transaction. Risks, uncertainties, and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in HPE’s Securities and Exchange Commission reports. HPE assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: May 24, 2024	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary